                                                                          1
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549



                               FORM  8-K / A

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   February 12, 1998
                                                  --------------------


                   GOVERNMENT TECHNOLOGY SERVICES, INC.
          -------------------------------------------------------
          (Exact name of registrant as specified in its charter)


        Delaware                     0-19394                 54-1248422
------------------------          ------------            -----------------
     (State or other               (Commission              (IRS Employer
     jurisdiction of                  File                 Identification
     incorporation)                  Number)                   Number)


 4100 Lafayette Center Drive, Chantilly, Virginia            20151-1200
----------------------------------------------------      -----------------
     (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:         703-502-2000
                                                          -----------------

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                                                                          2
This Form 8-K/A Amendment No. 1 is filed by Government Technology Services, Inc. (the "Registrant" or "GTSI") to provide the required financial statements in connection with the Registrant's acquisition of substantially all the assets of BTG Technology Systems (a business unit of BTG, Inc. that is a reseller of computer hardware, software and integrated systems to the federal government; hereafter, the "Division"), as reported by the Registrant on a Current Report on Form 8-K dated February 12, 1998.

Item 7.    Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

          1.   Independent Auditors' Report.

          2. Statements of Operations for the years ended March 31, 1997, 1996 and 1995; and for the interim nine months ended December 31, 1997 and 1996.

          3. Balance Sheets as of March 31, 1997 and 1996; and as of December 31, 1997.

          4. Statements of Cash Flows for the years ended March 31, 1997, 1996 and 1995; and for the interim nine months ended December 31, 1997 and 1996.

     (b)  Unaudited Pro Forma Consolidated Financial Statements of the
          Division.

          1.   Description of Pro Forma Consolidated Financial Statements.

          2. Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997.

          3.   Pro Forma Consolidated Balance Sheet as of December 31,
               1997.

     (c)  Exhibits.

          10.30 Asset Purchase Agreement dated as of February 12, 1998 among GTSI, BTG, Inc., BTG Technology Systems, Inc. and Concept Automation, Inc. of America (excluding attachments and exhibits).*

          10.31 Standstill Agreement between GTSI and BTG, Inc. dated as of February 12, 1998.*

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
                                                                          3
          10.32 Certificate of Designations, Preferences and Rights of Series C 8% Cumulative Redeemable Convertible Preferred Stock of GTSI filed February 12, 1998 with the Secretary of State of Delaware.*

          23.1      Consent of KPMG Peat Marwick LLP.

          99.1      Press release dated February 12, 1998.*

____________________

     *Previously filed.

                                                                          4
                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  April 2, 1998

                                 GOVERNMENT TECHNOLOGY SERVICES, INC.



                                 By:   /s/ STEPHEN L. WAECHTER
                                     --------------------------------------
                                      Stephen L. Waechter
                                      Senior Vice President and
                                      Chief Financial Officer

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                                                                          5
                       INDEPENDENT AUDITORS' REPORT


To the Board of Directors
and Shareholders of BTG, Inc.:

We have audited the accompanying balance sheets of BTG Technology Systems (the "Company"), a business unit of BTG, Inc., as of March 31, 1997 and 1996, and the related statements of operations and cash flows for each of the years in the three-year period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, a business unit of BTG, Inc., as of March 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 1997, in conformity with generally accepted accounting principles.



                                        KPMG PEAT MARWICK LLP



March 31, 1998
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                                                                          6
                          BTG TECHNOLOGY SYSTEMS
                      (a business unit of BTG, Inc.)

                         STATEMENTS OF OPERATIONS
             FISCAL YEARS ENDED MARCH 31, 1997, 1996 AND 1995
                              (IN THOUSANDS)

                                                            1997       1996       1995
                                                          --------   --------   --------
Sales . . . . . . . . . . . . . . . . . . . . . . . . . . $290,216   $128,911   $109,859
Cost of sales . . . . . . . . . . . . . . . . . . . . . .  254,983    111,961     95,585
                                                          --------   --------   --------
                                                            35,233     16,950     14,274

Indirect, general and administrative costs. . . . . . . .   26,439     13,415     10,851
Amortization expense. . . . . . . . . . . . . . . . . . .      994        647        411
                                                          --------   --------   --------

Income before income taxes. . . . . . . . . . . . . . . .    7,800      2,888      3,012

Provision for income taxes. . . . . . . . . . . . . . . .    3,377      1,349      1,312
                                                          --------   --------   --------

Net income. . . . . . . . . . . . . . . . . . . . . . . . $  4,423   $  1,539   $  1,700
                                                          ========   ========   ========



              See accompanying notes to financial statements.

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                                                                          7
                          BTG TECHNOLOGY SYSTEMS
                      (a business unit of BTG, Inc.)

                              BALANCE SHEETS
                          MARCH 31, 1997 AND 1996
                              (IN THOUSANDS)

                                                            1997       1996
                                                          --------   --------
Current assets:
  Restricted cash and equivalents . . . . . . . . . . . . $     --   $     47
  Receivables, net. . . . . . . . . . . . . . . . . . . .   61,331     40,158
  Inventory, net. . . . . . . . . . . . . . . . . . . . .   15,344      7,606
  Prepaid expenses. . . . . . . . . . . . . . . . . . . .    6,694      3,928
  Other . . . . . . . . . . . . . . . . . . . . . . . . .      284        163
                                                          --------   --------
     Total current assets . . . . . . . . . . . . . . . .   83,653     51,902

Property and equipment:
  Furniture and equipment . . . . . . . . . . . . . . . .    3,126      2,266
  Leasehold improvements. . . . . . . . . . . . . . . . .      444        155
                                                          --------   --------
                                                             3,570      2,421
  Accumulated depreciation and amortization . . . . . . .   (1,497)    (1,170)
                                                          --------   --------
                                                             2,073      1,251

Goodwill, net of accumulated amortization of
  $1,899 and $1,154, respectively . . . . . . . . . . . .   14,018     14,763
Other intangible assets, net of accumulated
  amortization of $639 and $390, respectively . . . . . .      436        685
Deposits and other assets . . . . . . . . . . . . . . . .      146         42
                                                          --------   --------

                                                          $100,326   $ 68,643
                                                          ========   ========
Current liabilities:
  Accounts payable. . . . . . . . . . . . . . . . . . . . $ 16,664   $ 18,179
  Accrued expenses. . . . . . . . . . . . . . . . . . . .    2,951      1,758
  Deferred revenue. . . . . . . . . . . . . . . . . . . .    1,066      1,046
  Other . . . . . . . . . . . . . . . . . . . . . . . . .      214         97
                                                          --------   --------
     Total current liabilities. . . . . . . . . . . . . .   20,895     21,080

Other . . . . . . . . . . . . . . . . . . . . . . . . . .      567        387
                                                          --------   --------
     Total liabilities. . . . . . . . . . . . . . . . . .   21,462     21,467
                                                          --------   --------


Due to parent corporation . . . . . . . . . . . . . . . .   78,864     47,176
                                                          --------   --------

                                                          $100,326   $ 68,643
                                                          ========   ========



              See accompanying notes to financial statements.

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                                                                          8
                          BTG TECHNOLOGY SYSTEMS
                      (a business unit of BTG, Inc.)

                         STATEMENTS OF CASH FLOWS
             FISCAL YEARS ENDED MARCH 31, 1997, 1996 AND 1995
                              (IN THOUSANDS)

                                                            1997       1996       1995
                                                          --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income. . . . . . . . . . . . . . . . . . . . . . . $  4,423   $  1,539   $  1,700
  Adjustments to reconcile net income to net cash
     used in operating activities:
       Depreciation and amortization. . . . . . . . . . .    1,514        964        652
       Reserves for receivables and inventory . . . . . .    1,324        915        547
       Loss on disposals of property and equipment. . . .       18         --         --
       Changes in assets and liabilities, net of the
          effects from purchases of subsidiaries:
            (Increase) decrease in restricted cash. . . .       47        (16)     1,058
            (Increase) decrease in receivables. . . . . .  (22,415)   (10,697)    (5,096)
            (Increase) decrease in inventory. . . . . . .   (7,820)    (1,434)    (3,112)
            (Increase) decrease in prepaid
               expenses and other . . . . . . . . . . . .   (2,887)     3,964     (5,778)
            (Increase) decrease in other assets . . . . .     (104)        11         32
            Increase (decrease) in accounts payable . . .   (1,515)     1,263      2,479
            Increase (decrease) in accrued expenses . . .    1,193        391        129
            Increase (decrease) in other liabilities. . .      317      1,181     (1,060)
                                                          --------   --------   --------
               Net cash used in operating activities. . .  (25,905)    (1,919)    (8,449)
                                                          --------   --------   --------


Cash flows from investing activities:
  Purchases of subsidiaries, net of cash acquired . . . .       --     (9,367)    (2,392)
  Purchases of property and equipment . . . . . . . . . .   (1,360)      (654)      (550)
                                                          --------   --------   --------
               Net cash used in investing activities. . .   (1,360)   (10,021)    (2,942)
                                                          --------   --------   --------

Cash flows from financing activities:
  Increase in amounts due to parent corporation . . . . .   27,265     11,940     11,391
                                                          --------   --------   --------
               Net cash provided by financing
                 activities . . . . . . . . . . . . . . .   27,265     11,940     11,391
                                                          --------   --------   --------

Increase (decrease) in unrestricted cash and
  equivalents   . . . . . . . . . . . . . . . . . . . . .       --         --         --

Unrestricted cash and equivalents, beginning of year. . .       --         --         --
                                                          --------   --------   --------

Unrestricted cash and equivalents, end of year. . . . . . $     --   $     --   $     --
                                                          ========   ========   ========

              See accompanying notes to financial statements.

                                                                          9
                          BTG TECHNOLOGY SYSTEMS
                      (a business unit of BTG, Inc.)

                       NOTES TO FINANCIAL STATEMENTS
                          MARCH 31, 1997 AND 1996


1.   NATURE OF OPERATIONS

     BTG Technology Systems ("BTS" or the "Company"), a business unit of BTG, Inc. ("BTG" or the "Parent"), is primarily involved in the reselling of computer hardware, software and integrated systems.

     Approximately 90%, 88%, and 88% in fiscal 1997, 1996, and 1995, respectively, of the Company's revenues resulted from product sales to the United States Government and its agencies and departments (the
"Government").  The Company operates principally in the United States.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying financial statements include all of the relevant assets, liabilities, revenues and expenses attributable to the operations of BTS. At March 31, 1997 and 1996, and during the three-year period ended March 31, 1997, BTS was not a separate legal entity and, accordingly, had no assets or liabilities of its own. Rather, BTS resulted from the Parent's merger of the product reselling operations of three separate companies previously acquired by BTG: BDS, Inc. ("BDS") in June 1992; ACTech, Inc. ("ACTech") in July 1994; and Concept Automation, Inc. of America ("CAI") in October 1995. These financial statements do not include any corporate assets or liabilities of the Parent that cannot be specifically identified to BTS. BTS relies on BTG to provide short- and long-term financing, cash management, and treasury functions on its behalf.

  Revenue Recognition

     The Company provides off-the-shelf computer hardware and software and integrated computer systems to the Government under a variety of contract vehicles and to commercial companies and state and local governments as a third-party distributor. Related revenue is recognized when products are shipped or when customers have accepted the products or services, depending on contractual terms. Estimated future costs of providing customer support for products sold by the Company are recorded at the point of revenue recognition.

     Revenue that is contractually billable prior to performance or delivery is deferred until the work has been performed and/or the product has been delivered.

                                                                         10
  Cash and Equivalents

     All highly liquid debt instruments with original maturities of three months or less are classified as cash equivalents. The Company had restricted cash of approximately $47,000 at March 31, 1996, relating to customer agreements which require such cash to be held in escrow until related payments to vendors have been settled and which is not included in cash and equivalents for purposes of the Statements of Cash Flows. The Company had no restricted cash at March 31, 1997.

  Inventory

     Inventory, net of an allowance for obsolescence, consists principally of purchased products held for resale and is valued at the lower of cost, determined on the average cost basis, or market value.

  Property and Equipment

     Property and equipment are recorded at cost and are depreciated over their estimated useful lives, three to seven years, using accelerated and straight-line methods. Leasehold improvements are amortized over the terms of the related leases using the straight-line method. Assets recorded under capital leases are amortized using the straight-line method over either the lease term or the estimated useful lives of the leased assets depending on the criteria used for lease capitalization.

  Goodwill and Intangible Assets

     Goodwill, the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired companies, is amortized over the expected periods of benefit, 15 to 30 years, on a straight-line basis. Intangible assets are amortized on a straight-line basis over the expected periods of benefit, two to 13 years. While the operations of BDS and ACTech were substantially all in the product reselling industry, the operations of CAI were in both the product reselling and the computer integration, maintenance, and supporting services industries. As a result, the goodwill and intangible assets of CAI which are included in the accompanying balance sheets are based on an estimate of the relative fair value of CAI's operations that were in the product reselling industry on the date of acquisition.

     The Company assesses the recoverability of its goodwill and intangible assets by determining whether the balances can be recovered through estimated, undiscounted future operating cash flows of the acquired operations. The amount of impairment, if any, is measured based on projected discounted future operating cash flows.

                                                                         11
  Due to Parent Corporation

     A number of overhead services are maintained centrally by BTG and allocated to its business units based on the benefits provided. These services include most of the costs associated with the human resources function and certain general and administrative costs of the corporate function such as accounting and finance, treasury, legal, investor relations and corporate communications.

     In addition, the Parent provides for the working capital needs of BTS. There is no borrowing arrangement between the Company and BTG.
Accordingly, no interest expense is provided on amounts due to the Parent corporation in the accompanying financial statements.

  Income Taxes

     BTS is not a tax paying entity for Federal and state tax purposes. Rather, the Company's operations are included in the Federal and state income tax returns of BTG and its subsidiaries. There is no tax sharing agreement between BTS and BTG. The provisions for income taxes in the accompanying financial statements have been computed at current tax rates based on reported financial statement income on a separate return basis. All current and deferred tax assets and liabilities are included in amounts due to the Parent corporation.

  Fair Value of Financial Instruments

     The carrying value of the Company's receivables and payables approximates fair value since such instruments are short-term in nature.

  Statements of Cash Flows

     The Company made no payments for interest or income taxes during fiscal 1997, 1996 or 1995.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingencies as of the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

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                                                                         12
3.   RECEIVABLES

     The components of receivables are as follows (in thousands):

                                                 March 31,
                                            -------------------
                                              1997       1996
                                            --------   --------

     Amounts billed . . . . . . . . . . . . $ 62,521   $ 39,865
     Other receivables. . . . . . . . . . .      842      1,083
                                            --------   --------
                                              63,363     40,948
     Allowance for doubtful accounts. . . .   (2,032)      (790)
                                            --------   --------
                                            $ 61,331   $ 40,158
                                            ========   ========

     Of the Company's total receivables at March 31, 1997 and 1996, more than 90% were outstanding with the Government. The Company anticipates collecting substantially all receivables within one year.


4.   ACCRUED EXPENSES

     Accrued expenses consist of the following (in thousands):

                                                 March 31,
                                            -------------------
                                              1997       1996
                                            --------   --------

     Accrued salaries . . . . . . . . . . . $  1,556   $    884
     Accrued leave. . . . . . . . . . . . .      624        304
     Other. . . . . . . . . . . . . . . . .      771        570
                                            --------   --------
                                            $  2,951   $  1,758
                                            ========   ========


5.  PARENT CORPORATION EXPENSE ALLOCATIONS AND DUE TO PARENT CORPORATION

     Certain overhead services are centralized by BTG and allocated to each of its business units based on the estimated relative fair values of the benefits provided using factors such as number of personnel and costs of certain activities. Included in indirect expenses in the accompanying financial statements are costs of approximately $1.8 million, $1.2 million, and $700,000 in fiscal 1997, 1996, and 1995, respectively, which have been allocated to BTS by its parent corporation for services such as executive management, human resources, finance and accounting, treasury, legal, and

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                                                                         13
corporate communications. Management believes that its allocation methodology results in a fair estimation of the costs associated with the provision of these services.

     In addition, BTG provides the Company with its working capital financing requirements through BTG's line of credit facility. No interest expense has been provided for in the accompanying financial statements as a result of these working capital needs as BTS has no borrowing arrangement with its Parent.

     The following is a summary of the intercompany activity in the Due to Parent Corporation account (in thousands):

                                                 Fiscal Years Ended
                                                      March 31,
                                            -----------------------------
                                              1997       1996       1995
                                            --------   --------   --------

     Balance, beginning of period . . . . . $ 47,176   $ 33,697   $ 20,606

          Net income. . . . . . . . . . . .    4,423      1,539      1,700
          Net intercompany activity . . . .   27,265     11,940     11,391
                                            --------   --------   --------

     Balance, end of period . . . . . . . . $ 78,864   $ 47,176   $ 33,697
                                            ========   ========   ========


6.  INCOME TAXES

     The provision for income taxes of BTS has been determined as if the Company were a stand-alone tax paying entity, and is based on financial statement income, after consideration of all costs which are not deductible for income tax return purposes. The tax effect of significant temporary differences comprising the deferred provision result primarily from financial statement reserves for receivables and inventory; depreciation of property and equipment; certain employee benefits accrued for financial statement purposes; and differences in the timing of revenue recognition for income tax return purposes. The income tax provision is summarized between the federal and state portions as follows (in thousands):

                                                                         14
                                                 Fiscal Years Ended
                                                      March 31,
                                            -----------------------------
                                              1997       1996       1995
                                            --------   --------   --------
     Current:
          Federal . . . . . . . . . . . . . $  3,814   $  1,907   $  1,622
          State . . . . . . . . . . . . . .      754        377        321
                                            --------   --------   --------
                                               4,568      2,284      1,943
                                            --------   --------   --------
     Deferred:
          Federal . . . . . . . . . . . . .     (994)      (781)      (527)
          State . . . . . . . . . . . . . .     (197)      (154)      (104)
                                            --------   --------   --------
                                              (1,191)      (935)      (631)
                                            --------   --------   --------

                                            $  3,377   $  1,349   $  1,312
                                            ========   ========   ========

     Income tax expense differs from the amount of income taxes determined by applying the U.S. federal income tax statutory rates to income before income taxes as follows:

                                                 Fiscal Years Ended
                                                      March 31,
                                            -----------------------------
                                              1997       1996       1995
                                            --------   --------   --------

     Statutory Federal income tax rate. . .  35.0%      35.0%      35.0%
     State income tax, net of Federal
          income tax benefit. . . . . . . .   4.7        5.1        4.8
     Phase-in tax rate differential . . . .  (1.0)      (1.0)      (1.0)
     Non-deductible amortization expense. .   4.3        7.6        4.6
     Other permanent differences. . . . . .   0.3         --        0.2
                                            --------   --------   --------
          Effective tax rate. . . . . . . .  43.3%      46.7%      43.6%
                                            ========   ========   ========


7.  PROFIT SHARING PLAN

     The Parent has established a qualified 401(k) profit sharing plan under which eligible employees of the Company can participate by electing to defer a portion of their salary. At the discretion of the Board of Directors of BTG, the Parent may contribute to the plan. The current contribution, as approved by the Board, is one percent of salaries for all eligible employees and a matching contribution of an additional amount up to three percent of eligible employees' deferrals. Employees participating

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                                                                         15
in the plan vest in the employer contribution at 20% per year, after first completing six months of service.

     Company contributions to the profit sharing plan were approximately $430,000, $180,000, and $123,000 in fiscal 1997, 1996 and 1995, respectively.


8.  BUSINESS COMBINATIONS

     In July 1994, the Parent acquired all of the outstanding stock of ACTech, a value-added reseller and manufacturer of computer systems, for $1.9 million and merged all of ACTech's operations into BTS at such time. The acquisition was accounted for as a purchase and, accordingly, the results of operations of ACTech have been included in BTS' financial statements from the date of acquisition, July 1, 1994. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired of approximately $1.1 million has been recorded as goodwill and is being amortized on a straight-line basis over 15 years. In connection with the closing of the transaction, the Parent also entered into certain non-compete agreements that require payment of $100,000 to former ACTech officers over a three-year period. This acquisition did not have a significant effect on pro forma operations.

     In October 1995, the Parent acquired, for $13.0 million in cash, 50,057 shares of BTG common stock valued at approximately $463,000, and $1.25 million due in April 1996, all of the outstanding stock of CAI, which was primarily involved in the sale and maintenance of electronic data processing equipment and related support services. The operations of CAI which were primarily involved in the reselling of computer hardware, software and integrated systems were merged into BTS on the date of acquisition. The remaining operations of CAI were merged into a separate business unit of the Parent. The acquisition was accounted for as a purchase and, accordingly, the results of operations of CAI's product reselling activities have been included in BTS' financial statements from the date of acquisition, October 20, 1995. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired of $11.5 million has been recorded as goodwill by the Parent and is being amortized on a straight-line basis over 20 years. For purposes of BTS' stand-alone financial statements, approximately $9.0 million of the total goodwill was allocated to BTS and is recorded in the accompanying financial statements. In connection with the closing of the transaction, the Parent also entered into various employment and non-compete agreements with certain of CAI's officers.

     The following unaudited pro forma financial information presents the combined results of operations of the Company and the CAI acquisition as if the acquisition had occurred as of the beginning of the fiscal years ended March 31, 1996 and 1995. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the Company and CAI constituted a single entity during such periods.

                                                                         16
                                                 March 31,
                                            -------------------
                                              1996       1995
                                            --------   --------
                                                 (unaudited)
                                               (in thousands)

     Revenues . . . . . . . . . . . . . . . $163,185   $196,055
     Net income . . . . . . . . . . . . . .       10      2,180


9.  COMMITMENTS AND CONTINGENCIES

     The Company utilizes office space and equipment under certain operating lease agreements held by its Parent. The Company has no formal commitment for future lease payments under any of such agreements. During fiscal 1997, 1996, and 1995, BTG allocated to the Company costs of approximately $1.3 million, $1.0 million, and $370,000, respectively, relating to these leases.


10.  SUBSEQUENT EVENT (UNAUDITED)

     On February 12, 1998, BTG and Government Technology Services, Inc. ("GTSI") completed the sale from BTG to GTSI of (i) certain of the assets of BTS, principally inventory and property and equipment, and (ii) certain of the existing contracts, employees and outstanding customer orders. As consideration for the sale, the Parent received approximately $8.0 million and 15,375 shares of a new series of preferred stock of GTSI, designated Series C 8% cumulative redeemable convertible preferred stock. Ten percent of the purchase price was placed in escrow for a one-year period to serve as security for the Parent's indemnification for potential obligations under the acquisition agreement. The preferred stock received by the Parent automatically converts into 3,000,000 shares of GTSI common stock once the GTSI shareholders approve an amendment to GTSI's charter to increase its authorized common stock to permit the conversion. The preferred stock is nonvoting except for the right to elect one member of the GTSI Board of Directors. Pursuant to the standstill agreement executed at closing, the Parent has certain restrictions on its ability to transfer and vote its shares of GTSI stock.

     The accompanying financial statements do not reflect any charges to be made in connection with the business divestiture. However, given the nature of the divestiture, management of the Company believes that substantially all of the goodwill and intangible assets included in the accompanying balance sheets will be deemed to have become impaired coincident with the divestiture date. Accordingly, it is planned that the carrying value of these assets will be charged to operations on such date. Further, a portion of the inventory being held on the divestiture date is impaired as a result of the nature of the transaction. Management of the Company estimates the amount of impairment to be between $5 and $7 million.

                                                                         17
                          BTG TECHNOLOGY SYSTEMS
                      (a business unit of BTG, Inc.)

                     INTERIM STATEMENTS OF OPERATIONS
               NINE MONTHS ENDED DECEMBER 31, 1997 AND 1996
                                (UNAUDITED)
                              (IN THOUSANDS)

                                                            1997       1996
                                                          --------   --------
Sales . . . . . . . . . . . . . . . . . . . . . . . . . . $363,881   $230,932

Cost of sales . . . . . . . . . . . . . . . . . . . . . .  332,742    203,360
                                                          --------   --------
                                                            31,139     27,572

Indirect, general and administrative costs. . . . . . . .   28,852     18,350
Amortization expense. . . . . . . . . . . . . . . . . . .      646        746
                                                          --------   --------

Income before income taxes. . . . . . . . . . . . . . . .    1,641      8,476

Provision for income taxes. . . . . . . . . . . . . . . .      881      3,670
                                                          --------   --------

Net income. . . . . . . . . . . . . . . . . . . . . . . . $    760   $  4,806
                                                          ========   ========



         See accompanying notes to unaudited financial statements.

                                                                         18
                          BTG TECHNOLOGY SYSTEMS
                      (a business unit of BTG, Inc.)

                           INTERIM BALANCE SHEET
                             DECEMBER 31, 1997
                                (UNAUDITED)
                              (IN THOUSANDS)


Current assets:
  Receivables, net. . . . . . . . . . . . . . . . . . . . . . . .    $114,333
  Inventory, net. . . . . . . . . . . . . . . . . . . . . . . . .      37,163
  Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . .       6,860
  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         226
                                                                     --------
     Total current assets . . . . . . . . . . . . . . . . . . . .     158,582
                                                                     --------

Property and equipment:
  Furniture and equipment . . . . . . . . . . . . . . . . . . . .       3,652
  Leasehold improvements. . . . . . . . . . . . . . . . . . . . .         425
                                                                     --------
                                                                        4,077
  Accumulated depreciation and amortization . . . . . . . . . . .      (1,993)
                                                                     --------
                                                                        2,084

Goodwill, net of accumulated amortization of $2,441 . . . . . . .      13,476
Other intangible assets, net of accumulated amortization of $743.         332
Deposits and other assets . . . . . . . . . . . . . . . . . . . .          96
                                                                     --------

                                                                     $174,570
                                                                     ========

Current liabilities:
  Accounts payable. . . . . . . . . . . . . . . . . . . . . . . .    $ 69,548
  Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . .       2,876
  Deferred revenue. . . . . . . . . . . . . . . . . . . . . . . .         686
  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         194
                                                                     --------
     Total current liabilities. . . . . . . . . . . . . . . . . .      73,304
                                                                     --------

Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         274
                                                                     --------
     Total liabilities. . . . . . . . . . . . . . . . . . . . . .      73,578
                                                                     --------


Due to parent corporation . . . . . . . . . . . . . . . . . . . .     100,992
                                                                     --------

                                                                     $174,570
                                                                     ========



         See accompanying notes to unaudited financial statements.

                                                                         19
                          BTG TECHNOLOGY SYSTEMS
                      (a business unit of BTG, Inc.)

                     INTERIM STATEMENTS OF CASH FLOWS
               FISCAL YEARS ENDED DECEMBER 31, 1997 AND 1996
                                (UNAUDITED)
                              (IN THOUSANDS)

                                                                       1997       1996
                                                                     --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    760   $  4,806
  Adjustments to reconcile net income to net cash
     used in operating activities:
       Depreciation and amortization. . . . . . . . . . . . . . . .     1,171      1,153
       Loss on disposals of property and equipment. . . . . . . . .        64         18
       Reserves for receivables and inventory . . . . . . . . . . .       829      1,168
       Changes in assets and liabilities:
            (Increase) decrease in restricted cash. . . . . . . . .        --         47
            (Increase) decrease in receivables. . . . . . . . . . .   (53,139)   (32,982)
            (Increase) decrease in inventory. . . . . . . . . . . .   (22,511)   (12,861)
            (Increase) decrease in prepaid expenses and other . . .      (108)    (5,800)
            (Increase) decrease in other assets . . . . . . . . . .        50         --
            Increase (decrease) in accounts payable . . . . . . . .    52,884     13,327
            Increase (decrease) in accrued expenses . . . . . . . .       (75)    (1,453)
            Increase (decrease) in other liabilities. . . . . . . .      (693)      (504)
                                                                     --------   --------
               Net cash used in operating activities. . . . . . . .   (20,768)   (33,081)
                                                                     --------   --------



Cash flows from investing activities:
  Purchases of property and equipment . . . . . . . . . . . . . . .      (600)      (516)
                                                                     --------   --------
               Net cash used in investing activities. . . . . . . .      (600)      (516)
                                                                     --------   --------


Cash flows from financing activities:
  Increase in amounts due to parent corporation . . . . . . . . . .    21,368     33,597
                                                                     --------   --------
               Net cash provided by financing activities. . . . . .    21,368     33,597
                                                                     --------   --------


Increase (decrease) in unrestricted cash and equivalents. . . . . .        --         --

Unrestricted cash and equivalents, beginning of year. . . . . . . .        --         --
                                                                     --------   --------

Unrestricted cash and equivalents, end of year. . . . . . . . . . .  $     --   $     --
                                                                     ========   ========




         See accompanying notes to unaudited financial statements.

                                                                         20
                          BTG TECHNOLOGY SYSTEMS
                      (a business unit of BTG, Inc.)

                   NOTES TO INTERIM FINANCIAL STATEMENTS
                        DECEMBER 31, 1997 AND 1996

                                (UNAUDITED)


1.   BASIS OF PRESENTATION

     BTG Technology Systems ("BTS" or the "Company"), a business unit of BTG, Inc. ("BTG" or the "Parent"), is primarily involved in the reselling of computer hardware, software and integrated systems.

     The accompanying interim financial statements include all of the relevant assets, liabilities, revenues and expenses attributable to the operations of BTS. At December 31, 1997 and 1996, and during the nine month periods then ended, BTS was not a separate legal entity and, accordingly, had no assets or liabilities of its own. Rather, BTS resulted from the Parent's merger of the product reselling operations of three separate companies previously acquired by BTG: BDS, Inc. in June 1992; ACTech, Inc. in July 1994; and Concept Automation, Inc. of America in October 1995. These interim financial statements do not include any corporate assets or liabilities of the Parent that cannot be specifically identified to BTS. BTS relies on BTG to provide short- and long-term financing, cash management, and treasury functions on its behalf.

     In addition, the Parent provides for the working capital needs of BTS. There is no borrowing arrangement between the Company and BTG.
Accordingly, no interest expense is provided on amounts due to the Parent corporation in the accompanying interim financial statements.

     The interim financial statements included herein have been prepared by the Company's management, without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of interim period results have been included. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. These unaudited interim financial statements should be read in conjunction with the Company's financial statements for its fiscal year ended March 31, 1997. The results of operations for the nine-month period ended December 31, 1997, are not necessarily indicative of the results of operations to be expected for the full fiscal year ending March 31, 1998.


2.  SUBSEQUENT EVENT

     On February 12, 1998, BTG and Government Technology Services, Inc. ("GTSI") completed the sale from BTG to GTSI of (i) certain of the assets of BTS, principally inventory and property and equipment, and (ii) certain

                                                                         21
of the existing contracts, employees and outstanding customer orders. As consideration for the sale, the Parent received approximately $8.0 million and 15,375 shares of a new series of preferred stock of GTSI, designated Series C 8% cumulative redeemable convertible preferred stock. Ten percent of the purchase price was placed in escrow for a one-year period to serve as security for the Parent's indemnification for potential obligations under the acquisition agreement. The preferred stock received by the Parent automatically converts into 3,000,000 shares of GTSI common stock once the GTSI shareholders approve an amendment to GTSI's charter to increase its authorized common stock to permit the conversion. The preferred stock is nonvoting except for the right to elect one member of the GTSI Board of Directors. Pursuant to the standstill agreement executed at closing, the Parent has certain restrictions on its ability to transfer and vote its shares of GTSI stock.

     The accompanying interim financial statements do not reflect any charges to be made in connection with the business divestiture. However, given the nature of the divestiture, management of the Company believes that substantially all of the goodwill and intangible assets included in the accompanying balance sheets will be deemed to have become impaired coincident with the divestiture date. Accordingly, it is planned that the carrying value of these assets will be charged to operations on such date. Further, a portion of the inventory being held on the divestiture date is impaired as a result of the nature of the transaction. Management of the Company estimates the amount of impairment to be between $5 and $7 million.

                                                                         22
                   GOVERNMENT TECHNOLOGY SERVICES, INC.

                PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                (UNAUDITED)


     The following unaudited pro forma consolidated financial statements reflect the acquisition of the Division by GTSI as if the acquisition had occurred on January 1, 1997. These pro forma financial statements also give effect, for the period presented, to the following pro forma adjustments: (a) an increase in interest expense in connection with financing for the $7,825,000 cash portion of the purchase price; and (b) an adjustment to the consolidated tax provision resulting from the net operating loss position of the consolidated company.

     The following unaudited pro forma financial statements should be read in conjunction with the notes thereto included herewith, with GTSI's audited consolidated financial statements and notes thereto for the periods presented and with the Division's audited and unaudited financial statements and notes thereto for the periods presented. The unaudited pro forma consolidated financial statements are not necessarily indicative of future operating results or of what would have occurred had the acquisition been consummated at the time specified. The pro forma adjustments are based on available information and certain adjustments that management believes to be reasonable. In the opinion of management, all material adjustments have been made that are necessary to present fairly the pro forma information.

                                                                         23
                   GOVERNMENT TECHNOLOGY SERVICES, INC.

              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                (UNAUDITED)

                                                                      Year Ended December 31, 1997
                                                          ------------------------------------------------------
                                                                        (1)      Pro forma           Pro forma
(In thousands)                                              GTSI     Division    Adjustments        Consolidated
                                                          --------   --------   ------------        ------------

Sales . . . . . . . . . . . . . . . . . . . . . . . . . . $486,377   $423,165   $      -               $909,542

Cost of sales . . . . . . . . . . . . . . . . . . . . . .  449,454    384,365          -                833,819
                                                          --------   --------   --------               --------

Gross margin. . . . . . . . . . . . . . . . . . . . . . .   36,923     38,800          -                 75,723

Operating expenses. . . . . . . . . . . . . . . . . . . .   38,927     37,835          -                 76,762
                                                          --------   --------   --------               --------

Income (loss) from operations . . . . . . . . . . . . . .   (2,004)       965          -                 (1,039)

Interest expense, net . . . . . . . . . . . . . . . . . .    3,100          -        626 (5)              3,726
                                                          --------   --------   --------               --------

Income (loss) before taxes. . . . . . . . . . . . . . . .   (5,104)       965       (626)                (4,765)

Income tax provision. . . . . . . . . . . . . . . . . . .        -        588       (588)(6)                  -
                                                          --------   --------   --------               --------

Net income (loss) . . . . . . . . . . . . . . . . . . . . $ (5,104)  $    377   $    (38)              $ (4,765)
                                                          ========   ========   ========               ========

Pro forma net income (loss) per share . . . . . . . . . .   $(0.76)                                      $(0.71)(7)

Pro forma weighted average shares outstanding . . . . . .    6,733                                        6,733 (7)

                                                                         24
                   GOVERNMENT TECHNOLOGY SERVICES, INC.

                   PRO FORMA CONSOLIDATED BALANCE SHEET
                                (UNAUDITED)

                                                                      Year Ended December 31, 1997
                                                          ------------------------------------------------------
                                                                                 Pro forma           Pro forma
(In thousands)                                              GTSI     Division    Adjustments        Consolidated
                                                          --------   --------   ------------        ------------
ASSETS

Current assets:
  Cash. . . . . . . . . . . . . . . . . . . . . . . . . . $    856   $      -   $       -              $    856
  Accounts receivable, net. . . . . . . . . . . . . . . .   90,905    114,333    (114,333)(2)            90,905
  Merchandise inventories . . . . . . . . . . . . . . . .   33,000     37,163     (15,163)(2,3)          55,000
  Net deferred taxes and other. . . . . . . . . . . . . .    3,423      7,086      (7,086)(2)             3,423
                                                          --------   --------   ---------              --------
     Total current assets . . . . . . . . . . . . . . . .  128,184    158,482    (136,582)              150,184

Property and equipment, net . . . . . . . . . . . . . . .    8,217      2,084      (1,584)(2,3)           8,717
Intangible assets, net. . . . . . . . . . . . . . . . . .      534     13,808     (13,808)(2)               534
Net deferred taxes and other. . . . . . . . . . . . . . .      529         96         (96)(2)               529
                                                          --------   --------   ---------              --------

     Total assets . . . . . . . . . . . . . . . . . . . . $137,464   $174,570   $(152,070)             $159,964
                                                          ========   ========   =========              ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable to banks. . . . . . . . . . . . . . . . . $ 21,569   $      -   $   7,825 (4)          $ 29,394
  Accounts payable. . . . . . . . . . . . . . . . . . . .   67,720     69,548     (69,548)(2)            67,720
  Accrued liabilities . . . . . . . . . . . . . . . . . .    8,035      2,876      (1,152)(2,4)           9,759
  Deferred revenue. . . . . . . . . . . . . . . . . . . .        -        686        (686)(2)                 -
  Other . . . . . . . . . . . . . . . . . . . . . . . . .        -        194        (194)(2)                 -
                                                          --------   --------   ---------              --------
     Total current liabilities. . . . . . . . . . . . . .   97,324     73,304     (63,755)              106,873
  Other liabilities . . . . . . . . . . . . . . . . . . .      266        274        (274)(2)               266
                                                          --------   --------   ---------              --------

     Total liabilities. . . . . . . . . . . . . . . . . .   97,590     73,578     (64,029)              107,139
                                                          --------   --------   ---------              --------
Stockholders' equity:
  Due to parent corporation . . . . . . . . . . . . . . .        -    100,992    (100,992)(2)                 -
  Preferred Stock - Series C. . . . . . . . . . . . . . .        -          -      12,951 (4,7)          12,951
  Common stock. . . . . . . . . . . . . . . . . . . . . .       34          -           -                    34
  Capital in excess of par value. . . . . . . . . . . . .   33,086          -           -                33,086
  Retained earnings . . . . . . . . . . . . . . . . . . .    7,295          -           -                 7,295
  Treasury stock. . . . . . . . . . . . . . . . . . . . .     (541)         -           -                  (541)
                                                          --------   --------   ---------              --------

     Total stockholders' equity . . . . . . . . . . . . .   39,874    100,992     (88,041)               52,825
                                                          --------   --------   ---------              --------

     Total liabilities and stockholders' equity . . . . . $137,464   $174,570   $(152,070)             $159,964
                                                          ========   ========   =========              ========

                                                                         25
                   GOVERNMENT TECHNOLOGY SERVICES, INC.

           NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                (UNAUDITED)

(1) The Division statement of operations for the year ended December 31, 1997 is derived by combining its fourth quarter ended March 31, 1997, with the unaudited nine-month interim period ended December 31, 1997.

(2) Reflects assets, liabilities and net assets of the Division not acquired by GTSI.

(3) Reflects the acquisition of the Division by GTSI for a preliminarily determined purchase price of $22,500,000, consisting of assets received as follows: (a) $22,000,000 in inventory and (b) $500,000 in furniture, fixtures, and equipment. The acquisition is recorded using the purchase method of accounting, based on the fair value of assets exchanged rather than specific value assigned to the series C preferred stock, for which no public market exists.

(4) To effect the transaction, GTSI: (a) paid cash of $7,825,265, (b) issued 15,375 shares of series C Preferred Stock having a liquidation preference of $15,375,000, and (c) assumed Division liabilities of $274,135. GTSI incurred direct acquisition costs of $1,449,040 related to the transaction, which are reflected in accrued liabilities and a reduction of preferred stock. The cash paid of $7,825,265 is reflected as an increase in notes payable.

(5) Reflects interest incurred to finance the cash portion of the purchase price. The adjustment of $626,021 consists of GTSI's 1997 weighted average interest rate of 8% multiplied by the $7,825,265 increase in notes payable.

(6) Gives effect to the net operating loss position of the consolidated Company. A full valuation allowance is reflected in connection with the resulting deferred tax asset from the net operating loss, and, as such, no net tax provision or benefit is recorded.

(7) For purposes of these pro forma financial statements, no effect has been given to the conversion of the Preferred Stock to Common Stock. Upon stockholder approval, the Preferred Stock automatically converts into 3,000,000 additional shares of Common Stock (aggregate par value $15,000). The effect of the conversion would be as follows: (a) in the pro forma Statement of Operations, consolidated net loss per share would be $0.49 and consolidated weighted average shares outstanding would be 9,733,000; and (b) in the pro forma Balance Sheet, $12,951,560 from Preferred Stock would be reclassified to $15,000 in Common Stock and $12,936,560 in capital in excess of par value. In addition, no effect is given to accrue dividends on the Preferred Stock, as those dividends would commence accruing on the earlier of:
     (a) January 1, 1999, or (b) the date of the Company's annual meeting if, at the meeting, stockholder approval for the conversion is not obtained.